Exhibit 99.1

SUPPLEMENTAL SELECTED FINANCIAL DATA

The following table contains our supplemental selected historical consolidated financial data, which should be read in conjunction with our supplemental consolidated financial statements and the related notes thereto, and “Management’s Discussion and Analysis of Supplemental Financial Condition and Results of Operations” contained in this Current Report on Form 8-K. The supplemental selected historical consolidated financial data as of December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005 and 2004, have been derived from our audited supplemental consolidated financial statements at those dates and for those periods, contained elsewhere in this Form 8-K. The supplemental selected historical consolidated financial data as of December 31, 2004, 2003 and 2002 and for the years ended December 31, 2003 and 2002 have each been derived from our audited consolidated financial statements at those dates and for those periods, not contained in this Form 8-K, as adjusted retrospectively for (1) our acquisitions of PSC Metals, Inc. and the general partnership interests of our Investment Management business and (2) reclassifications of our Oil and Gas and Atlantic City and Nevada gaming properties, certain real estate operations and the Home Fashion segment’s results of operations pertaining to its retail stores as discontinued operations. The supplemental selected historical consolidated financial data as of September 30, 2007 and for the nine months ended September 30, 2007 and 2006 has been derived from our unaudited supplemental consolidated financial statements at that date and for those periods contained elsewhere in this Form 8-K.

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(in 000s, except per unit amounts)
Statement of Operations Data:
Total revenues	$2,150,927	$2,079,139	$3,003,980	$1,524,705	$852,446	$44,983	$106,444
Income from continuing operations	$232,976	$199,359	$309,185	$52,287	$153,981	$15,636	$45,508
Total income from discontinued operations	$76,633	$219,003	$798,541	$29,601	$110,370	$52,784	$3,218
Earnings before cumulative effect of accounting change	$309,609	$418,362	$1,107,726	$81,888	$264,261	$68,420	$48,726
Cumulative effect of accounting change	—	—	—	—	—	1,912	—
Net earnings	$309,609	$418,362	$1,107,726	$81,888	$264,261	$70,332	$48,726
Net earnings (loss) attributable to:
Limited partners	$104,429	$228,372	$506,925	$(20,726)	$130,850	$51,074	$63,168
General partner	205,180	189,990	600,801	102,614	133,411	19,258	(14,442)
Net earnings	$309,609	$418,362	$1,107,726	$81,888	$264,261	$70,332	$48,726
Basic Earnings:
Income (loss) from continuing operations per LP unit	$0.47	$0.25	$0.01	$(0.91)	$0.49	$(0.07)	$1.36
Income (loss) from discontinued operations per LP unit	1.18	3.47	8.21	0.54	2.35	1.12	(0.09)
Basic earnings (loss) per LP unit	$1.65	$3.72	$8.22	$(0.37)	$2.84	$1.05	$1.27
Weighted average limited partnership units outstanding	63,533	61,857	61,857	54,085	46,098	46,098	46,098
Diluted Earnings:
Income (loss) from continuing operations per LP unit	$0.47	$0.25	$0.01	$(0.91)	$0.49	$(0.07)	$1.19
Income (loss) from discontinued operations per LP unit	1.18	3.47	8.21	0.54	2.35	1.12	(0.07)
Diluted earnings (loss) per LP unit	$1.65	$3.72	$8.22	$(0.37)	$2.84	$1.05	$1.12
Weighted average limited partnership units and equivalent partnership units outstanding	63,533	61,857	61,857	54,085	46,098	46,098	56,467
Other Financial Data:
Cash dividends declared (per LP unit)	$0.45	$0.30	$0.40	$0.20	$—	$—	$—

	As of September 30, 2007
		As of December 31,
		2006	2005	2004	2003	2002
	(in 000s)
Balance Sheet Data:
Cash and cash equivalents	$2,843,800	$1,884,477	$367,065	$787,274	$410,240	$20,197
Investments	508,459	700,595	816,868	350,527	167,727	395,495
Property, plant and equipment, net:(1)	523,730	535,273	497,033	600,262	298,784	444,461
Total assets	13,766,856	9,279,970	7,256,670	3,056,191	2,156,892	2,002,493
Long-term debt (including current portion)	2,077,106	953,394	918,235	759,141	374,421	435,675
Liability for preferred limited partnership units(2)	122,049	117,656	112,067	106,731	101,649	—
Partners' equity	2,625,825	2,832,462	1,738,437	1,786,490	1,499,205	1,387,253

(1)	Excludes assets of discontinued operations.
(2)	On July 1, 2003, we adopted Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS No. 150”). SFAS No. 150 requires that a financial instrument, which is an unconditional obligation, be classified as a liability. Previous guidance required an entity to include in equity financial instruments that the entity could redeem in either cash or stock. Pursuant to SFAS No. 150, our preferred units, which are an unconditional obligation, have been reclassified from “partners equity” to a liability account in the supplemental consolidated balance sheets.